Exhibit 99.1

www.nts.com

NEWS RELEASE FOR May 16, 2012

Contact:  Allen & Caron Inc
Jill Bertotti (investors)
jill@allencaron.com
(949) 474-4300

NATIONAL TECHNICAL SYSTEMS TO PRESENT AT
13TH ANNUAL B. RILEY & CO. INVESTOR CONFERENCE

Calabasas, CA (May 16, 2012) – National Technical Systems, Inc. (NASDAQ: NTSC) (NTS), a leading provider of testing and engineering services, today announced that management is scheduled to make an investor presentation at the 13th Annual B. Riley & Co. Investor Conference on Wednesday, May 23, during which President and CEO Bill McGinnis is scheduled to present at 2:30 pm Pacific Time.  The conference is being held at the Loews Santa Monica Beach Hotel in Santa Monica, CA.

This presentation will not be webcast.

About National Technical Systems
National Technical Systems, Inc. is a leading provider of testing and engineering services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit the Company’s website at www.nts.com or call 800-270-2516.

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National Technical Systems, Inc. Corporate Headquarters

24007 Ventura Boulevard, Suite 200, Calabasas, CA 91302	Main: 818-591-0776 Fax: 818-591-0899